Exhibit 99.1 February 25, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Higher 2019 Expectations Driven by Completed Capital-growth Projects TULSA, Okla. - Feb. 25, 2019 - ONEOK, Inc. (NYSE: OKE) today announced higher fourth-quarter and full-year 2018 results, compared with the same periods in 2017, and announced 2019 financial guidance and a 2020 outlook. Higher Full Year 2018 Results, Compared With The Full Year 2017: • 32 percent increase in operating income to $1,835.5 million. • 23 percent increase in adjusted EBITDA to $2,447.5 million. • 1.37 times dividend coverage ratio. • 16 percent increase in natural gas volumes processed. • 12 percent increase in natural gas liquids (NGL) volumes gathered. Higher 2019 Financial Guidance, Compared With Full Year 2018 Results: • 10 percent net income midpoint increase to $1.27 billion. • 6 percent adjusted EBITDA midpoint increase to $2.60 billion. • Growth capital midpoint of $3.10 billion; maintenance capital midpoint of $180 million. -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income;
Announces 2019 Financial Guidance and 2020 Outlook

Feb. 25, 2019

Page 2

FOURTH-QUARTER AND FULL-YEAR 2018 FINANCIAL HIGHLIGHTS

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Years Ended December 31, 2018	Years Ended December 31, 2017
	(Millions of dollars, except per share and coverage ratio amounts)			
Net income attributable to ONEOK (a)	**$ 292.9**	$ 63.0	**$ 1,151.7**	$ 387.8
Net income per diluted share (a)	**$ 0.70**	$ 0.16	**$ 2.78**	$ 1.29
Adjusted EBITDA (b)	**$ 625.2**	$ 547.7	**$ 2,447.5**	$ 1,986.9
DCF (b)	**$ 464.7**	$ 366.0	**$ 1,822.4**	$ 1,384.7
Dividend coverage ratio (b)	**1.32**	1.28	**1.37**	1.34
Operating income	**$ 471.9**	$ 400.6	**$ 1,835.5**	$ 1,391.8
Operating costs	**$ 236.3**	$ 214.1	**$ 907.0**	$ 822.7
Depreciation and amortization	**$ 110.6**	$ 103.8	**$ 428.6**	$ 406.3
Equity in net earnings from investments	**$ 42.3**	$ 40.3	**$ 158.4**	$ 159.3
Capital expenditures	**$ 831.8**	$ 182.0	**$ 2,141.5**	$ 512.4

(a) Three-month and full-year periods ending Dec. 31, 2017, include one-time noncash charges of $141.3 million, or 36 cents per diluted share and 47 cents per diluted share, respectively, related to the enactment of the Tax Cuts and Jobs Act. The full-year ending Dec. 31, 2017, also includes noncash impairment charges of approximately $20.2 million, or 4 cents per diluted share, and approximately $50 million, or 10 cents per diluted share, in one-time and ONEOK and ONEOK Partners merger transaction-related costs.
(b) Adjusted EBITDA; distributable cash flow (DCF); and dividend coverage ratio are non-GAAP measures. Full-year 2017 amounts include pretax cash costs associated with the ONEOK and ONEOK Partners merger transaction of approximately $30 million, or 0.04 times dividend coverage. Reconciliations to relevant GAAP measures are included in this news release.

"2018 was an exceptional year for ONEOK, with continued volume growth across our operations and the announcement of more than $5.5 billion of capital-growth projects that will help meet customer needs and the increasing demand for natural gas and NGLs in the U.S. and abroad," said Terry K. Spencer, ONEOK president and chief executive officer. "We ended the year with a strong balance sheet and the financial capability to fund these projects with no expected equity needs in 2019.

"As we look ahead, 2019 will be a year of project execution, positioning ONEOK for strong earnings growth in 2020," added Spencer. "With continued production improvements and a large inventory of flared natural gas in the Williston Basin, we expect to immediately benefit from the completion of the Demicks Lake I natural gas processing plant, which we anticipate will start operations nearly full in the fourth quarter 2019. We expect volume to reach approximately 100,000 bpd on our Elk Creek Pipeline in the first quarter of 2020 from Demicks Lake I, third-party processing plants and NGLs currently being railed from the basin.

"The projects we're placing in service this year and in early 2020 will provide much needed natural gas processing and NGL takeaway capacity, and are expected to drive volume and earnings growth," said Spencer.

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ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 3 FOURTH-QUARTER AND FULL-YEAR 2018 FINANCIAL PERFORMANCE ONEOK’s operating income increased 18 percent in the fourth quarter 2018 and 32 percent for the full-year 2018, compared with the same periods in 2017. Higher 2018 results were driven primarily by natural gas and natural gas liquids volume growth across its operations, and higher optimization and marketing earnings in the natural gas liquids segment. Results were offset partially by higher employee-related costs in all three segments, higher operating costs associated with the growth of ONEOK’s operations in the natural gas gathering and processing segment and routine maintenance projects in the natural gas liquids and natural gas pipelines segments. HIGHLIGHTS: • Paying in February 2019 a quarterly dividend of 86 cents per share, or $3.44 per share on an annualized basis, an increase of 12 percent compared with the same quarter in 2018; • DCF in excess of dividends paid of $487.3 million for 2018; • Debt-to-EBITDA ratio on an annualized run-rate basis of 3.75 times as of Dec. 31, 2018; • Increasing total debt only $200 million in 2018, compared with Dec. 31, 2017, while capital expenditures totaled more than $2 billion during the year; • Having $2.5 billion available under its credit agreement and $950 million available on its three-year unsecured term loan agreement, totaling $3.5 billion of borrowing capacity combined as of Dec. 31, 2018; and • Recent capital-growth project completions totaling approximately $500 million, including: ◦ 60,000 barrel per day (bpd) Sterling III NGL Pipeline expansion in the Mid- Continent; ◦ 110,000 bpd West Texas LPG pipeline extension into the Delaware Basin; ◦ 200 million cubic feet per day (MMcf/d) Canadian Valley natural gas processing plant expansion in the STACK; ◦ 100 MMcf/d westbound expansion of ONEOK Gas Transportation (OGT) from the STACK; ◦ Roadrunner Gas Transmission (Roadrunner) bidirectional project, resulting in approximately 1 Bcf/d of eastbound transportation capacity from the Delaware Basin to the Waha area; and ◦ 300 MMcf/d ONEOK WesTex Transmission expansion from the Permian Basin. -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 4 2019 FINANCIAL GUIDANCE: 2019 Guidance Range (Millions of dollars) ONEOK, Inc. Net income $ 1,140 - $ 1,400 Adjusted EBITDA (a) $ 2,500 - $ 2,700 Distributable cash flow (a) $ 1,820 - $ 2,060 Capital-growth expenditures $ 2,500 - $ 3,700 Maintenance capital expenditures $ 160 - $ 200 Segment Adjusted EBITDA: Natural Gas Liquids $ 1,520 - $ 1,620 Natural Gas Gathering and Processing $ 620 - $ 680 Natural Gas Pipelines $ 360 - $ 390 Other $ — - $ 10 (a) Adjusted EBITDA and distributable cash flow are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release. 2019 Guidance Range Summary of 2019 Volume Guidance Natural Gas Liquids Raw Feed Throughput (MBbl/d) (a) 1,080 - 1,165 Natural Gas Gathered (MMcf/d) 1,915 - 2,115 Natural Gas Processed (MMcf/d) 1,800 - 2,000 Commodity Price Assumptions (average unhedged prices) (b): Natural Gas ($/MMBtu, NYMEX) $ 2.81 Crude Oil ($/barrel, WTI-NYMEX) $ 54.55 Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon) $ 0.10 (a) Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services. (b) Commodity price assumptions as of Feb. 7, 2019. -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 5 2019 Performance Drivers: Natural Gas Liquids • 11 percent increase in natural gas liquids raw feed throughput volumes expected to be driven by the completion of the southern leg of Elk Creek Pipeline in the third quarter 2019, a full year of operations of the Sterling III Pipeline expansion and the West Texas LPG pipeline extension completed in 2018, and continued volume growth from new third-party plant connections and expansions completed in 2018. • Expect four to six new third-party natural gas processing plant connections, the expansion of five existing third-party plants, and connection with ONEOK’s Demicks Lake I plant. • Earnings expected to be more than 80 percent fee based. Natural Gas Gathering and Processing • 5 percent increase in natural gas volumes processed expected to be driven primarily by ONEOK’s Williston Basin natural gas processing plants operating at full capacity, and an additional 200 MMcf/d of processing capacity when Demicks Lake I is completed in the fourth quarter. • Average fee rate expected to range from 90 to 95 cents per Million British thermal units (MMBtu), compared with 90 cents per MMBtu in 2018. • Earnings expected to be approximately 85 percent fee based. Natural Gas Pipelines • Earnings growth expected to be driven by recently completed capital-growth projects including the OGT and WesTex Transmission expansions, and the Roadrunner bidirectional project. • Earnings expected to be more than 95 percent fee-based. Additional guidance information can be found in the tables on page 20 and in supplemental materials found on ONEOK’s website, www.oneok.com. 2020 OUTLOOK: ONEOK expects a greater than 20 percent increase in adjusted EBITDA in 2020, compared with 2019. More than $4.4 billion of capital-growth projects expected to be completed in 2019 and in the first quarter 2020 will provide a foundation for significant earnings growth in 2020. ONEOK continues to contract additional volumes on these projects with construction underway, on time and on budget. Primary contributors to 2020 earnings growth are expected to include a faster than anticipated volume ramp on ONEOK’s Elk Creek Pipeline, its Demicks Lake I natural gas processing plant beginning operations nearly full in the fourth quarter 2019 and its MB-4 NGL -more-

**ONEOK Announces 32 Percent Increase in 2018 Operating Income;
Announces 2019 Financial Guidance and 2020 Outlook**

Feb. 25, 2019

Page 6

fractionator exiting 2020 full. Elk Creek Pipeline is expected to reach its initial contracted capacity of 100,000 bpd in the first quarter of 2020, generating its targeted adjusted EBITDA multiple of four to six times within its first few months of operation. Elk Creek volumes are expected to continue to increase throughout 2020. Additionally, ONEOK expects to benefit from higher producer activity in the Powder River Basin, volume growth in the Permian Basin, increased rates on the West Texas LPG Pipeline system and the completion of the Arbuckle II NGL pipeline, which will provide additional connectivity with Gulf Coast markets.

2018 BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 18 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment's fourth-quarter and full-year 2018 adjusted EBITDA increased 12 and 25 percent, respectively, compared with the same periods in 2017. Higher volumes in the STACK and SCOOP areas, and the Williston and Permian basins, and higher earnings from optimization and marketing activities contributed to the increases.

NGL volumes gathered during the fourth quarter and full year 2018 increased 8 and 12 percent, respectively, compared with 2017. Fourth-quarter and full-year 2018 NGLs fractionated increased 9 and 15 percent respectively, compared with the same periods in 2017, due primarily to higher volumes gathered and an expansion of ONEOK's Mid-Continent fractionation capacity.

Ethane volumes across ONEOK's system increased approximately 65,000 bpd in 2018, compared with 2017, due to supply growth, increased NGL export demand and petrochemical facility expansion projects. ONEOK expects ethane production levels across its system to continue to fluctuate until the completion of its announced NGL pipeline and fractionation capital-growth projects, which are expected to help alleviate current system constraints.

	Three Months Ended December 31,		Years Ended December 31,	
Natural Gas Liquids Segment	**2018**	**2017**	**2018**	**2017**
		(Millions of dollars)		
Adjusted EBITDA	**$ 347.4**	$ 309.4	**$ 1,440.6**	$ 1,154.9
Capital expenditures	**$ 519.7**	$ 54.5	**$ 1,306.3**	$ 114.3

The increase in fourth-quarter 2018 adjusted EBITDA, compared with the fourth quarter 2017, primarily reflects:

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ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 7 • A $35.5 million increase in exchange services due primarily to $41.9 million in higher volumes in the STACK and SCOOP areas and Williston and Permian basins, and $21.5 million in higher average fee rates in the Mid-Continent region and Permian Basin, offset partially by $22.2 million in higher third-party fractionation and rail transportation costs and $7.6 million in higher power costs due to increased volumes; and • A $3.8 million increase in optimization and marketing due primarily to wider location price differentials. Due to facility maintenance in the fourth quarter 2018, ONEOK had a $20.0 million unfavorable impact from higher NGL purity products and unfractionated NGLs held in inventory at the end of 2018. This inventory has been forward sold and ONEOK expects the earnings benefit in the first quarter 2019. The increase in adjusted EBITDA for the full year 2018, compared with 2017, primarily reflects: • A $164.6 million increase in exchange services due to $183.7 million in higher volumes primarily in the STACK and SCOOP areas and the Williston Basin, and $52.3 million in higher average fee rates in the Mid-Continent region and Permian Basin, offset partially by $56.6 million in higher third-party fractionation and rail transportation costs and $19.8 million in higher power costs due to increased volumes; • A $150.4 million increase in optimization and marketing due primarily to wider location price differentials. Due to facility maintenance in the fourth quarter 2018, ONEOK had a $20.0 million unfavorable impact from higher NGL purity products and unfractionated NGLs held in inventory at the end of 2018. This inventory has been forward sold and ONEOK expects the earnings benefit in the first quarter 2019; and • A $7.2 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline; offset partially by • A $27.0 million increase in operating costs due primarily to higher employee-related costs, the timing of routine maintenance projects and higher property taxes, offset partially by the impact of Hurricane Harvey on operating costs in 2017; and • A $6.8 million decrease in transportation and storage services due primarily to lower storage capacity contracted with third parties in the Mid-Continent region. Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment’s fourth-quarter and full-year 2018 adjusted EBITDA increased 21 and 22 percent, respectively, compared with the same periods in 2017, due to continued volume growth across ONEOK’s operating basins. Natural gas volumes processed increased 9 and 16 percent in the fourth quarter and full year 2018, respectively, compared with the same periods in 2017. -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 8 The segment also continues to benefit from higher fee-based earnings, with an average fee rate of 90 cents per MMBtu for the full-year 2018, compared with 86 cents per MMBtu in 2017. Three Months Ended Years Ended December 31, December 31, Natural Gas Gathering and Processing Segment 2018 2017 2018 2017 (Millions of dollars) Adjusted EBITDA $ 174.6 $ 144.3 $ 631.6 $ 518.5 Capital expenditures $ 261.0 $ 98.5 $ 694.6 $ 284.2 Fourth-quarter 2018 adjusted EBITDA increased, compared with the fourth quarter 2017, which primarily reflects: • A $38.4 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines; and • An $8.1 million increase due primarily to higher realized NGL and condensate prices, net of hedges; offset partially by • A $13.2 million increase in operating costs due primarily to the growth of ONEOK’s operations; and • A $2.8 million decrease due primarily to lower equity in net earnings from investments in the coal-bed methane area of the Powder River Basin. The increase in adjusted EBITDA for the full year 2018, compared with 2017, primarily reflects: • A $159.2 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines; and • A $22.3 million increase due primarily to higher realized NGL and condensate prices, net of hedges, offset partially by lower realized natural gas prices, net of hedges; offset partially by • A $55.1 million increase in operating costs due primarily to the growth of ONEOK’s operations and higher employee-related costs; and • An $11.7 million decrease due primarily to lower equity in net earnings from investments in the coal-bed methane area of the Powder River Basin. -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 9 Natural Gas Pipelines Segment The natural gas pipelines segment’s fourth-quarter and full-year 2018 adjusted EBITDA increased 10 percent and 8 percent, respectively, compared with the same periods in 2017 due primarily to increased interruptible volumes and firm transportation capacity contracted. Three Months Ended Years Ended December 31, December 31, Natural Gas Pipelines Segment 2018 2017 2018 2017 (Millions of dollars) Adjusted EBITDA $ 97.2 $ 88.7 $ 366.3 $ 339.8 Capital expenditures $ 47.3 $ 24.9 $ 119.2 $ 95.6 Fourth-quarter 2018 adjusted EBITDA increased, compared with the fourth quarter 2017, which primarily reflects: • A $15.0 million increase from higher transportation services due primarily to increased interruptible volumes and firm transportation capacity contracted; and • A $2.9 million increase from equity in net earnings from investments due to higher firm transportation revenues on Northern Border Pipeline and Roadrunner; offset partially by • A $6.5 million increase in operating costs due to the timing of routine maintenance projects; and • A $3.4 million decrease in net retained fuel due primarily to lower equity gas sales related to transportation and storage services. The increase in adjusted EBITDA for the full year 2018, compared with 2017, primarily reflects: • A $36.4 million increase from higher transportation services due primarily to increased interruptible volumes and firm transportation capacity contracted; and • A $7.1 million increase in natural gas storage services due primarily to higher rates and capacity contracted; offset partially by • A $16.1 million increase in operating costs due primarily to higher employee-related costs and the timing of routine maintenance projects. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 26, 2019. The call also will be carried live on ONEOK’s website. -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 10 To participate in the telephone conference call, dial 855-710-4182, pass code 9871790, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 9871790. LINKS TO EARNINGS TABLES AND PRESENTATION: Tables: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2019/q4-2018-earnings-results-financial-news.pdf Presentation: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2019/q4-2018-earnings-results-presentation.pdf NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted EBITDA, distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items; • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; and • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid in the period. These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Adjusted EBITDA, ONEOK distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and coverage ratio are included in the tables. -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 11 ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates," “estimates,” "believes," "expects," "intends," "plans," "projects," "will," "would," "should," “could,” "may," “continues,” “forecasts,” “guidance,” “goal,” “might,” “potential,” “scheduled,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the capital intensive nature of our businesses; • the profitability of assets or businesses acquired or constructed by us; • our ability to make cost-saving changes in operations; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 12 • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences; • actions by rating agencies concerning our credit; • the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • our ability to access capital at competitive rates or on terms acceptable to us; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the timing and extent of changes in energy commodity prices; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of Canadian and United States natural gas and crude oil; and – availability of additional storage capacity; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • the mechanical integrity of facilities operated; • demand for our services in the proximity of our facilities; • our ability to control operating costs; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers' or shippers' facilities; • economic climate and growth in the geographic areas in which we do business; • the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the impact of recently issued and future accounting updates and other changes in accounting policies; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the impact of uncontracted capacity in our assets being greater or less than expected; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the impact of potential impairment charges; • the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • our ability to control construction costs and completion schedules of our pipelines and other projects; and -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 13 • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ### -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook

Feb. 25, 2019

Page 14

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Years Ended December 31, 2018	Years Ended December 31, 2017
	(Thousands of dollars, except per share amounts)			
Revenues				
Commodity sales	**$ 2,816,751**	$ 3,162,392	**$ 11,395,642**	$ 9,862,652
Services	**319,949**	629,766	**1,197,554**	2,311,255
Total revenues	**3,136,700**	3,792,158	**12,593,196**	12,173,907
Cost of sales and fuel (exclusive of items shown separately below)	**2,318,099**	3,073,764	**9,422,708**	9,538,045
Operations and maintenance	**213,681**	191,785	**803,146**	724,314
Depreciation and amortization	**110,649**	103,769	**428,557**	406,335
Impairment of long-lived assets	**—**	—	**—**	15,970
General taxes	**22,659**	22,298	**103,922**	98,396
Gain on sale of assets	**(253)**	(20)	**(601)**	(924)
Operating income	**471,865**	400,562	**1,835,464**	1,391,771
Equity in net earnings from investments	**42,313**	40,293	**158,383**	159,278
Impairment of equity investments	**—**	—	**—**	(4,270)
Allowance for equity funds used during construction	**4,634**	32	**7,962**	107
Other income	**(6,993)**	3,715	**674**	15,385
Other expense	**(3,824)**	(4,231)	**(14,928)**	(35,812)
Interest expense (net of capitalized interest of $12,564, $1,256, $28,062, and $5,510, respectively)	**(118,489)**	(124,190)	**(469,620)**	(485,658)
Income before income taxes	**389,506**	316,181	**1,517,935**	1,040,801
Income taxes	**(96,618)**	(251,369)	**(362,903)**	(447,282)
Net income	**292,888**	64,812	**1,155,032**	593,519
Less: Net income attributable to noncontrolling interests	**—**	1,767	**3,329**	205,678
Net income attributable to ONEOK	**292,888**	63,045	**1,151,703**	387,841
Less: Preferred stock dividends	**275**	274	**1,100**	767
Net income available to common shareholders	**$ 292,613**	$ 62,771	**$ 1,150,603**	$ 387,074
Basic earnings per common share	**$ 0.71**	$ 0.16	**$ 2.80**	$ 1.30
Diluted earnings per common share	**$ 0.70**	$ 0.16	**$ 2.78**	$ 1.29
Average shares (*thousands*)				
Basic	**412,204**	385,586	**411,485**	297,477
Diluted	**415,142**	388,071	**414,195**	299,780

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ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 15 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, December 31, (Unaudited) 2018 2017 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 11,975 $ 37,193 Accounts receivable, net 818,958 1,202,951 Materials and supplies 141,174 90,301 Natural gas and natural gas liquids in storage 296,667 342,293 Commodity imbalances 29,050 38,712 Other current assets 100,808 53,008 Total current assets 1,398,632 1,764,458 Property, plant and equipment Property, plant and equipment 18,030,963 15,559,667 Accumulated depreciation and amortization 3,264,312 2,861,541 Net property, plant and equipment 14,766,651 12,698,126 Investments and other assets Investments in unconsolidated affiliates 969,150 1,003,156 Goodwill and intangible assets 967,142 993,460 Deferred income taxes — 205,907 Other assets 130,096 180,830 Total investments and other assets 2,066,388 2,383,353 Total assets $ 18,231,671 $ 16,845,937 -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 16 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) December 31, December 31, (Unaudited) 2018 2017 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 507,650 $ 432,650 Short-term borrowings — 614,673 Accounts payable 1,118,102 1,140,571 Commodity imbalances 110,197 164,161 Accrued interest 161,377 135,309 Other current liabilities 211,110 179,971 Total current liabilities 2,108,436 2,667,335 Long-term debt, excluding current maturities 8,873,334 8,091,629 Deferred credits and other liabilities Deferred income taxes 219,731 52,697 Other deferred credits 450,627 348,924 Total deferred credits and other liabilities 670,358 401,621 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at December 31, 2018, and at December 31, 2017 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares, issued 445,016,234 shares and outstanding 411,532,606 shares at December 31, 2018; issued 423,166,234 shares and outstanding 388,703,543 shares at December 31, 2017 4,450 4,232 Paid-in capital 7,615,138 6,588,878 Accumulated other comprehensive loss (188,239) (188,530) Retained earnings — — Treasury stock, at cost: 33,483,628 shares at December 31, 2018, and 34,462,691 shares at December 31, 2017 (851,806) (876,713) Total ONEOK shareholders’ equity 6,579,543 5,527,867 Noncontrolling interests in consolidated subsidiaries — 157,485 Total equity 6,579,543 5,685,352 Total liabilities and equity $ 18,231,671 $ 16,845,937 -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 17 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, (Unaudited) 2018 2017 (Thousands of dollars) Operating activities Net income $ 1,155,032 $ 593,519 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 428,557 406,335 Impairment charges — 20,240 Noncash contribution of preferred stock, net of tax — 12,600 Equity in net earnings from investments (158,383) (159,278) Distributions received from unconsolidated affiliates 170,528 167,372 Deferred income taxes 361,010 437,917 Share-based compensation expense 31,664 26,262 Pension and postretirement benefit expense, net of contributions 469 4,079 Allowance for equity funds used during construction (7,962) (107) Gain on sale of assets (601) (924) Changes in assets and liabilities: Accounts receivable 383,993 (330,521) Natural gas and natural gas liquids in storage 38,456 (202,259) Accounts payable (320,132) 261,305 Commodity imbalances, net (44,302) 43,699 Accrued interest 26,068 22,795 Risk-management assets and liabilities 117,717 37,617 Other assets and liabilities, net 4,605 (25,239) Cash provided by operating activities 2,186,719 1,315,412 Investing activities Capital expenditures (less allowance for equity funds used during construction) (2,141,475) (512,393) Contributions to unconsolidated affiliates (1,748) (87,861) Distributions received from unconsolidated affiliates in excess of cumulative earnings 26,757 28,742 Proceeds from sale of assets 1,578 3,879 Cash used in investing activities (2,114,888) (567,633) Financing activities Dividends paid (1,335,058) (829,414) Distributions to noncontrolling interests (3,500) (276,260) Borrowing (repayment) of short-term borrowings, net (614,673) (495,604) Issuance of long-term debt, net of discounts 1,795,773 1,190,496 Debt financing costs (13,441) (11,425) Repayment of long-term debt (932,650) (994,776) Issuance of common stock 1,203,981 471,358 Acquisition of noncontrolling interests (195,000) — Other, net (2,481) (13,836) Cash used in financing activities (97,049) (959,461) Change in cash and cash equivalents (25,218) (211,682) Cash and cash equivalents at beginning of period 37,193 248,875 Cash and cash equivalents at end of period $ 11,975 $ 37,193 -more-

ONEOK Announces 32 Percent Increase in 2018 Operating Income;
Announces 2019 Financial Guidance and 2020 Outlook

Feb. 25, 2019

Page 18

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Years Ended December 31, 2018	Years Ended December 31, 2017
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 103.1**	$ 99.7	**$ 378.3**	$ 351.3
Depreciation and amortization	**$ 45.0**	$ 42.8	**$ 174.0**	$ 167.3
Equity in net earnings from investments	**$ 17.6**	$ 15.8	**$ 67.1**	$ 59.9
Adjusted EBITDA	**$ 347.4**	$ 309.4	**$ 1,440.6**	$ 1,154.9
NGLs transported-gathering lines (*MBbl/d*) (a)	**934**	867	**912**	812
NGLs fractionated (*MBbl/d*) (b)	**741**	682	**715**	621
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.13**	$ 0.07	**$ 0.15**	$ 0.05
Capital expenditures	**$ 519.7**	$ 54.5	**$ 1,306.3**	$ 114.3
(a) - Includes volumes for consolidated entities only.				
(b) - Includes volumes at company-owned and third-party facilities.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 94.8**	$ 81.6	**$ 357.7**	$ 302.6
Depreciation and amortization	**$ 51.0**	$ 47.1	**$ 196.1**	$ 184.9
Equity in net earnings (loss) from investments, excluding impairment	**$ (0.5)**	$ 2.3	**$ 0.4**	$ 12.1
Adjusted EBITDA	**$ 174.6**	$ 144.3	**$ 631.6**	$ 518.5
Natural gas gathered (*BBtu/d*) (a)	**2,636**	2,402	**2,546**	2,211
Natural gas processed (*BBtu/d*) (a) (b)	**2,429**	2,235	**2,382**	2,056
NGL sales (*MBbl/d*) (a)	**207**	196	**198**	187
Residue natural gas sales (*BBtu/d*) (a)	**1,213**	975	**1,088**	896
Average fee rate (*$/MMBtu*) (a)	**$ 0.92**	$ 0.86	**$ 0.90**	$ 0.86
Capital expenditures	**$ 261.0**	$ 98.5	**$ 694.6**	$ 284.2
(a) - Includes volumes for consolidated entities only.				
(b) - Includes volumes at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 39.0**	$ 32.5	**$ 139.2**	$ 123.1
Depreciation and amortization	**$ 13.8**	$ 13.1	**$ 55.1**	$ 51.0
Equity in net earnings from investments	**$ 25.1**	$ 22.2	**$ 90.8**	$ 87.3
Adjusted EBITDA	**$ 97.2**	$ 88.7	**$ 366.3**	$ 339.8
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,138**	6,642	**6,846**	6,611
Transportation capacity subscribed (a)	**99%**	95%	**96%**	94%
Capital expenditures	**$ 47.3**	$ 24.9	**$ 119.2**	$ 95.6
(a) - Includes volumes for consolidated entities only.				

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ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook

Feb. 25, 2019

Page 19

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,		Years Ended December 31,	
(Unaudited)	2018	2017	2018	2017
	(Thousands of dollars, except per share amounts)			
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow				
Net income	**$ 292,888**	$ 64,812	**$ 1,155,032**	$ 593,519
Interest expense, net of capitalized interest	**118,489**	124,190	**469,620**	485,658
Depreciation and amortization	**110,649**	103,769	**428,557**	406,335
Income taxes	**96,618**	251,369	**362,903**	447,282
Impairment charges	**—**	—	**—**	20,240
Noncash compensation expense	**10,759**	3,631	**37,954**	13,421
Other noncash items and equity AFUDC (a)	**(4,240)**	(52)	**(6,545)**	20,398
Adjusted EBITDA (b)	**625,163**	547,719	**2,447,521**	1,986,853
Interest expense, net of capitalized interest	**(118,489)**	(124,190)	**(469,620)**	(485,658)
Maintenance capital	**(51,108)**	(67,184)	**(188,420)**	(147,157)
Equity in net earnings from investments; excluding noncash impairment charges	**(42,313)**	(40,293)	**(158,383)**	(159,278)
Distributions received from unconsolidated affiliates	**51,848**	50,020	**197,285**	196,114
Other	**(370)**	(58)	**(5,994)**	(6,213)
Distributable cash flow (b)	**$ 464,731**	$ 366,014	**$ 1,822,389**	$ 1,384,661
Dividends paid to preferred shareholders	**(275)**	(275)	**(1,100)**	(627)
Distributions paid to public limited partners	**—**	—	**—**	(270,959)
Distributable cash flow to shareholders	**$ 464,456**	$ 365,739	**$ 1,821,289**	$ 1,113,075
Dividends paid	**$ (351,715)**	$ (285,662)	**$ (1,333,958)**	$ (828,058)
Distributable cash flow in excess of dividends paid	**$ 112,741**	$ 80,077	**$ 487,331**	$ 285,017
Dividends paid per share	**$ 0.855**	$ 0.745	**$ 3.245**	$ 2.720
Dividend coverage ratio (b)	**1.32**	1.28	**1.37**	1.34
Number of shares used in computation (*thousands*)	**411,363**	383,439	**411,081**	304,435

(a) Full-year 2017 totals include ONEOK's contribution to the ONEOK Foundation of 20,000 shares of Series E Preferred Stock, with an aggregate value of $20 million.
(b) Full-year 2017 amounts include transaction-related pretax cash costs of approximately $30 million, or 0.04 times dividend coverage, associated with the ONEOK and ONEOK Partners merger transaction.

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ONEOK Announces 32 Percent Increase in 2018 Operating Income; Announces 2019 Financial Guidance and 2020 Outlook Feb. 25, 2019 Page 20 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2019 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow Net income $ 1,140 - $ 1,400 Interest expense, net of capitalized interest 525 - 475 Depreciation and amortization 490 - 470 Income taxes 340 - 410 Noncash compensation expense 45 - 25 Other non-cash items and equity AFUDC (40) - (80) Adjusted EBITDA $ 2,500 - $ 2,700 Interest expense (525) - (475) Maintenance capital (200) - (160) Equity in net earnings from investments (125) - (175) Distributions received from unconsolidated affiliates 170 - 180 Other — - (10) Distributable cash flow $ 1,820 - $ 2,060 2019 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA Segment Adjusted EBITDA: Natural Gas Liquids $ 1,520 - $ 1,620 Natural Gas Gathering and Processing 620 - 680 Natural Gas Pipelines 360 - 390 Other — - 10 Adjusted EBITDA $ 2,500 - $ 2,700